Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

Contact: David Nelson
Vice President, Investor Relations
201-498-8840
david.nelson@cognizant.com

Press: Brian Maddox/Hannah Sloane
Financial Dynamics
212-850-5600
hannah.sloane@fd.com

COGNIZANT REPORTS FOURTH QUARTER AND YEAR-END 2008 RESULTS

- Fourth Quarter Revenue Up 26% Year-over-year and 2.5% Sequentially

- Full-year Revenue Increases 32%

Teaneck, NJ – February 13, 2009 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting and business process outsourcing services, today announced its financial results for the quarter and year ended December 31, 2008.

Highlights – Fourth Quarter 2008

•	Quarterly revenue rose to $753.0 million, up 26% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.38, compared to $0.32 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation and stock-based Indian fringe benefit tax expenses, was $0.41, compared to $0.36 in the year-ago quarter.

•	Fourth quarter 2008 GAAP and non-GAAP diluted EPS includes the negative impact of $0.03 in non-operating foreign currency exchange losses.

Revenue for the fourth quarter of 2008 rose to $753.0 million, up 2.5% from $734.7 million in the third quarter of 2008, and up 26% from $600.0 million in the fourth quarter of 2007. GAAP net income was $112.3 million or $0.38 per diluted share compared to $96.3 million, or $0.32 per diluted share, in the fourth quarter of 2007. Diluted earnings per share on a non-GAAP basis were $0.41. GAAP operating margin for the quarter was 18.9%. Excluding stock based compensation expense of $10.9 million and stock-based Indian fringe benefit taxes of $0.7 million, non-GAAP operating margin was 20.5%, above the Company’s targeted 19-20% range. Earnings for the quarter include $11.4 million, or $0.03 per share, of non-operating foreign currency exchange losses primarily resulting from the weakness in the British Pound during the period. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are pleased with our fourth quarter and full year 2008 financial performance. We exceeded our most recent revenue guidance and continued to generate industry-leading growth,” said Francisco D’Souza, President and CEO of Cognizant. “The Cognizant value proposition stems from our deep understanding of the industry-specific and cyclical issues our clients confront. Our 2008 results demonstrate that even in the face of significant economic headwinds, clients turn to Cognizant as a trusted advisor to help them improve business performance and tap into new growth opportunities in an evolving economy.”

Mr. D’Souza continued: “As we look forward to 2009, we will continue to reinvest in our business in order to capitalize on opportunities for continued growth and increased market share. We are committed to maintaining our culture of openness and transparency and our tradition of the highest standards of ethics and corporate governance in our dealings with customers, employees, shareholders and other stakeholders.”

Highlights – Full Year 2008

•	Revenue increased to $2.816 billion, up 32% from the previous year.

•	Diluted EPS on a GAAP basis was $1.44, compared to $1.15 in the previous year.

•	Diluted EPS on a non-GAAP basis, which excludes stock-based compensation and stock-based Indian fringe benefit tax expenses, was $1.59, compared to $1.27 in the previous year.

Revenue for 2008 increased to $2.816 billion, up 32% from $2.136 billion for 2007. GAAP net income was $430.8 million, or $1.44 per diluted share, compared to $350.1 million, or $1.15 per diluted share, for 2007. Diluted earnings per share on a non-GAAP basis were $1.59. GAAP operating margin was 18.3%. Excluding stock-based compensation expense of $43.9 million and stock-based Indian fringe benefit taxes of $8.1 million, non-GAAP operating margin was 20.2%. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included in the table at the end of this release.

2009 Outlook – First Quarter & Full Year

Based on current global economic weakness and recent customer feedback, the Company is now providing the following guidance:

•	First quarter 2009 revenue anticipated to be at least $735 million.

•

First quarter 2009 diluted EPS is expected to be $0.37 to $0.38 on a GAAP basis and $0.41 to $0.42 on a non-GAAP basis, which excludes $0.04 of estimated stock-based compensation and stock-based Indian fringe benefit tax expense.

•	Fiscal 2009 revenue expected to be at least $3.1 billion, up at least 10% compared to 2008.

•

Fiscal 2009 diluted EPS expected to be at least $1.54 on a GAAP basis, and at least $1.72 on a non-GAAP basis, which excludes $0.18 of estimated stock-based compensation and stock-based Indian fringe benefit tax expense.

•	Due to current volatility in the currency markets, EPS guidance excludes any non-operating foreign currency exchange gain or loss.

“During 2008 we managed prudently, expanded selectively, and reinvested succinctly to maintain our industry-leading growth and distinct competitive differentiation,” concluded Gordon Coburn, Chief Financial and Operating Officer. “In addition, we finished the year with the strongest balance sheet in our history, including over $924 million in cash and short-term/long-term investments. We believe that Cognizant is well-positioned to face the global economic challenges of the coming year and to continue to deliver value to our customers and, thereby, our shareholders.”

Conference Call

Cognizant will host a conference call February 13, at 9:00 a.m. (ET) to discuss the Company’s quarterly and year-end results. To listen to the call, please dial (800) 374-0467 domestically or (706) 679-3288 internationally and provide the conference ID number: 82223433. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “82223433” from two hours after the end of the call until 11:59 p.m. (ET) on February 20, 2009.

About Cognizant Technology Solutions

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With more than 40 global delivery centers and approximately 61,700 employees as of December 31, 2008, we combine a unique onsite/offshore delivery model infused by a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and a member of the Fortune 1000 and is ranked among the top information technology companies in BusinessWeek’s Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to targeted operating margin, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense and stock-based Indian fringe benefit tax expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to that of our competitors. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under FAS 123R, we believe that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation and stock-based Indian fringe benefit tax expense, that are recurring. Stock-based compensation and the related stock-based Indian fringe benefit tax expense will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues	$753,045	$599,956	$2,816,304	$2,135,577

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	419,748	341,514	1,572,816	1,206,035
Selling, general and administrative expenses	169,378	137,588	652,021	494,102
Depreciation and amortization expense	21,253	14,735	74,797	53,918

Income from operations	142,666	106,119	516,670	381,522

Other income (expense), net:
Interest income	5,760	8,522	22,188	29,560
Other income / (expense), net	(12,340)	118	(23,648)	3,274

Total other income / (expense), net	(6,580)	8,640	(1,460)	32,834

Income before provision for income taxes	136,086	114,759	515,210	414,356

Provision for income taxes	23,798	18,503	84,365	64,223

Net income	$112,288	$96,256	$430,845	$350,133

Basic earnings per share	$0.39	$0.33	$1.49	$1.22

Diluted earnings per share	$0.38	$0.32	$1.44	$1.15

Weighted average number of common shares outstanding	291,261	289,153	290,121	288,155

Weighted average number of common and dilutive shares outstanding	297,570	302,196	298,940	303,593

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	December 31, 2008	December 31, 2007
Assets
Current Assets
Cash and cash equivalents	$735,066	$339,845
Short-term investments	27,513	330,580
Trade accounts receivable, net of allowances of $13,441 and $6,339, respectively	517,481	382,960
Unbilled accounts receivable	62,158	53,496
Deferred income tax assets	48,315	75,470
Other current assets	77,586	59,828

Total Current Assets	1,468,119	1,242,179
Property and equipment, net	455,254	356,047
Long-term investments	161,693	—
Goodwill	154,035	148,789
Other intangible assets, net	47,790	45,565
Deferred income tax assets, net	52,816	11,949
Other assets	34,853	33,777

Total Assets	$2,374,560	$1,838,306

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$39,970	$36,176
Deferred revenue	38,123	29,020
Accrued expenses and other liabilities	309,484	275,488

Total Current Liabilities	387,577	340,684
Deferred income tax liabilities, net	7,294	15,145
Other noncurrent liabilities	14,111	14,267

Total Liabilities	408,982	370,096

Stockholders’ Equity	1,965,578	1,468,210

Total Liabilities and Stockholders’ Equity	$2,374,560	$1,838,306

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,				Three Months Ended December 31,
	2008 GAAP	2008 Adjustments		2008 Non-GAAP	2007 GAAP	2007 Adjustments		2007 Non-GAAP
Income from operations	$142,666	$11,600	(a)	$154,266	$106,119	$15,733	(c)	$121,852

Operating margin	18.9%	1.6%	(a)	20.5%	17.7%	2.6%	(c)	20.3%

Diluted earnings per share	$0.38	$0.03	(e)	$0.41	$0.32	$0.04	(e)	$0.36

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
	2008 GAAP	2008 Adjustments		2008 Non-GAAP	2007 GAAP	2007 Adjustments		2007 Non-GAAP
Income from operations	$516,670	$52,049	(b)	$568,719	$381,522	$41,838	(d)	$423,360

Operating margin	18.3%	1.9%	(b)	20.2%	17.9%	1.9%	(d)	19.8%

Diluted earnings per share	$1.44	$0.15	(e)	$1.59	$1.15	$0.12	(e)	$1.27

Notes:

(a)	Adjustment to exclude stock-based compensation of $10,943 and stock-based Indian fringe benefit tax expense of $657 from income from operations of which $4,049 was reported in cost of revenues and $7,551 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Adjustment to exclude stock-based compensation of $43,900 and stock-based Indian fringe benefit tax expense of $8,149 from income from operations of which $21,446 was reported in cost of revenues and $30,603 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(c)	Adjustment to exclude stock-based compensation of $9,811 and stock-based Indian fringe benefit tax expense of $5,922 from income from operations of which $6,774 was reported in cost of revenues and $8,959 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(d)	Adjustment to exclude stock-based compensation of $35,916 and stock-based Indian fringe benefit tax expense of $5,922 from income from operations of which $19,185 was reported in cost of revenues and $22,653 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit and stock-based Indian fringe benefit tax expense. The stock-based Indian fringe benefit tax expense is a nondeductible expense since the cost is recovered from employees.